1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR14-01	January 30, 2014

International Tower Hill Adds Two Mining Veterans
to the Board of Directors

Vancouver, British Columbia, January 30, 2014 – International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX: ITH; NYSE-MKT: THM) today announced the addition of Stephen A. Lang and John J. Ellis to the Board of Directors, effective February 1, 2014. Mr. Lang has also been elected Chairman of the Board.

Tom Irwin, President and CEO, said “We are pleased to strengthen our board and company with directors of such high caliber. Steve and John bring tremendous industry knowledge, experience and leadership that will be instrumental in advancing ITH into our next stage of development. Furthermore, Steve Lang’s qualifications, including his time at Kinross’s Fort Knox Gold Mine in Alaska, makes him an ideal fit to Chair our Board as we optimize our Livengood Gold Project.”

Stephen Lang is a Mining Engineer with over 30 years of experience in the mining industry. He currently serves as Chairman of Centerra Gold Inc. and as a Director of Allied Nevada Gold Corp. Previously, Mr. Lang was President and CEO and a member of the board of directors of Centerra Gold Inc. Prior to that, he held senior positions at Stillwater Mining Company, Barrick Gold Corporation, Rio Algom and Kinross Gold/Amax, where he worked with Tom Irwin. Mr. Lang earned a Bachelor and Masters of Science in Mining Engineering from the University of Missouri-Rolla.

John Ellis is a Professional Engineer with over 50 years of experience in the mining industry. He currently serves as a Director of Mexivada Mining Corp. and Sunshine Silver Mines Corporation and is involved in consulting for a number of international mining companies. Mr. Ellis previously served as Chairman and CEO of AngloGold North America and Hudson Bay Mining and Smelting Company. Prior to that, he held senior positions at Inspiration Resources Corp., and CVRD-Inco. His career has included service as a Director on the Mining Association of Canada and the National Mining Association. Mr. Ellis graduated from the Haileybury School of Mines and the Montana College of Science and Technology.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls a 100% interest in the world-class Livengood Gold Project accessible by paved highway 70 miles north of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Thomas E. Irwin
President and Chief Executive Officer

Contact Information:	Rick Solie, Manager - Investor Relations
E-mail: rsolie@ithmines.com
Direct line: 907-328-2825
Toll-Free: 1-855-428-2825

International Tower Hill Mines Ltd.	- 2 -	January 30, 2014
NR14-01 Continued

Caution Regarding Forward Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to advancing the Company into its next stage of development and optimizing the Livengood Gold Project, are forward-looking statements. Information concerning mineral reserve/resource estimates and the economic analysis thereof contained in the feasibility study also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Information Form filed with certain securities commissions in Canada and the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company’s Livengood property.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.